SUB-ITEM 77Q3

AIM UTILITIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 9


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 3,469
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $   551
        Class C                                                      $   164
        Investor Class                                               $ 1,824
        Institutional Class                                          $    56

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       0.3142
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.1951
        Class C                                                       0.1959
        Investor Class                                                0.3167
        Institutional Class                                           0.3737

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       11,806
      2 Number of shares outstanding of a second class of open-end company shares
        (000's Omitted)
        Class B                                                        2,737
        Class C                                                          965
        Investor Class                                                 5,835
        Institutional Class                                              283

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 18.15
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 18.21
        Class C                                                      $ 18.35
        Investor Class                                               $ 18.30
        Institutional Class                                          $ 18.15